Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations
Phone:	812-931-2199
Email:	andy.rieth@hill-rom.com

Media
Contact:	Marylou McNally, Vice President, Corporate Communications
Phone:	312-819-7233
Email:	marylou.mcnally@hill-rom.com

Hill-Rom Acquires Aspen Surgical Products

BATESVILLE, Ind., July 25, 2012 -- Hill-Rom Holdings, Inc. (NYSE: HRC), a global leader in healthcare technologies, today announced it has completed the $400 million purchase of privately held Aspen Surgical Products.  Aspen Surgical, based in Michigan, provides a portfolio of well-established surgical consumable and specialty medical products focused on improving the safety of patients and health care professionals.   The product lines include market leading Bard-Parker® conventional and safety scalpels and blades, Colby fluid collection products, Richard-Allan™ specialty needles, a variety of other operating room disposables and instrument care products as well as wound care dressings.  The acquisition of Aspen Surgical further develops Hill-Rom’s surgical business, adding a portfolio of consumable products and expanding its position in North American and European surgical markets. The transaction is expected to be accretive approximately $0.02 to fiscal year 2012 earnings per share, excluding non-recurring purchase accounting items and other acquisition and integration related costs.

"With the addition of Aspen Surgical, Hill-Rom is well positioned for growth and geographic expansion in our surgical business, particularly in the safety product segments," said John J. Greisch, President and CEO of Hill-Rom. “This acquisition further expands our global portfolio beyond our core franchise with a business that is immediately accretive to earnings per share and adds recurring revenue to our existing surgical platform.”

Aspen Surgical has annual revenue of approximately $120 million.  The transaction was funded with a combination of cash and bank debt.

“Aspen Surgical and Hill-Rom share a similar mission to enhance outcomes with products that help ensure a safe environment in surgical and other health care settings,” said Greg Pritchard, formerly CEO of Aspen Surgical and now Senior Vice President and President, Surgical and Respiratory Care at Hill-Rom.  “We look forward to leveraging the valued Hill-Rom brand to expand Aspen Surgical’s presence around the world.”

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Hill-Rom will discuss the acquisition during the company's Fiscal 2012 Third Quarter Earnings Conference Call tomorrow, Thursday, July 26 from 8:00 a.m. to 9:00 a.m. ET.

ABOUT HILL-ROM HOLDINGS, INC.

Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, safe mobility and handling solutions, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, surgical products and information technology solutions.  Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum and around the world in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom…enhancing outcomes for patients and their caregivers.

www.hill-rom.com

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.

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